Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-181708 on Form S-8 of VLOV Inc. of our report dated April 16, 2013 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath (HK) CPA Limited
Hong Kong, China
April 16, 2013